UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported):  February 10, 2009

ACTIVISION BLIZZARD, INC.

(Exact Name of Registrant as Specified in Charter)

Delaware	001-15839	95-4803544
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3100 Ocean Park Boulevard, Santa Monica, CA		90405
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code:  (310) 255-2000

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.	Other Events.

On February 10, 2009, Activision Blizzard, Inc. (the “Company”) announced that its 2009 annual meeting of stockholders will be held on June 5, 2009 in Beverly Hills, California.  The record date for determining stockholders entitled to vote at the meeting will be April 7, 2009.

Because of the recent change in the Company’s fiscal year end, the date of the 2009 annual meeting will be more than 30 days prior to the anniversary of the 2008 annual meeting.

Pursuant to Rule 14a-8 under the Exchange Act, stockholders may present proposals for inclusion in the Company’s proxy statement for the 2009 annual meeting by submitting their proposals to the Company a reasonable time before the Company begins to print and send its proxy materials. The Company’s Board of Directors has set the deadline for receipt of stockholder proposals pursuant to Rule 14a-8 as March 7, 2009.  In order for a proposal under Rule 14a-8 to be considered timely, it must be received by the Company on or prior to March 7, 2009 at the Company’s principal executive offices at 3100 Ocean Park Boulevard, Santa Monica, California 90405 and be directed to the attention of the Corporate Secretary.  All stockholder proposals must be in compliance with applicable laws and regulations in order to be considered for inclusion in the proxy statement for the 2009 annual meeting.

Under the Company’s bylaws, stockholders may also present a proposal or director nomination at the 2009 annual meeting if advance written notice is timely given to the Secretary of the Company, at the Company’s principal executive offices, in accordance with the Company’s bylaws.  To be timely, notice by a stockholder of any proposal or nomination must be provided not later than the close of business on March 7, 2009, which is the 90th day prior to the 2009 annual meeting.  The Company’s bylaws specify requirements relating to the content of the notice that stockholders must provide.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: February 10, 2009	ACTIVISION BLIZZARD, INC.

	By:	/s/ George L. Rose
George L. Rose
Chief Legal Officer and Secretary